Exhibit 10.6

                     DRAWDOWN EQUITY FINANCING AGREEMENT
                     -----------------------------------


THIS AGREEMENT dated as of the day of December 23, 2010 (the "Agreement") between AUCTUS PRIVATE EQUITY FUND, LLC a Massachusetts corporation (the "Investor"), and MONSTER OFFERS a corporation organized and existing under the laws of the Nevada (the "Company").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to Ten Million Dollars ($10,000,000) of the Company's common stock, par value $0.001 per share (the "Common Stock"); and

WHEREAS, such investments will be made in reliance upon the provisions of Regulation D ("Regulation D") of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, the parties hereto agree as follows:

                                 ARTICLE I.
                           CERTAIN DEFINITIONS

Section 1.1. "Advance" shall mean the portion of the Commitment Amount requested by the Company in the Drawdown Notice.

Section 1.2. "Advance Date" shall mean the first (1st) Trading Day after expiration of the applicable Pricing Period for each Advance.

Section 1.3. "Drawdown Notice" shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.4. "Drawdown Notice Date" shall mean each date the Company delivers (in accordance with Section 2.2(b) of this Agreement) to the Investor a Drawdown Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement. No Drawdown Notice Date shall be less than five (5) Trading Days after the prior Drawdown Notice Date.

Section 1.5. "Drawdawn Phase" shall mean ten (10) days before a Drawdown or Twenty (20) days following Drawdown".

Section 1.6. "Bid Price" shall mean, on any date, the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market or if the Common Stock is not traded on a Principal Market, the highest reported bid price for the Common Stock, as furnished by the Financial Industry Regulatory Authority ("FINRA").

Section 1.7. "Closing" shall mean one of the closings of a purchase and sale of Common Stock pursuant to Section 2.3.

Section 1.8. "Commitment Amount" shall mean the aggregate amount of up to Ten Million Dollars ($10,000,000) which the Investor has agreed to provide to the Company in order to purchase the Company's Common Stock pursuant to the terms and conditions of this Agreement.

Section 1.9. "Commitment Period" shall mean the period commencing on the earlier to occur of (i) the Effective Date, or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount, (y) the date this Agreement is terminated pursuant to
Section 10.2 or (z) the date occurring thirty-six (36) months after the Effective Date.

Section 1.10. "Common Stock" shall mean the Company's common stock, par value $0.001 per share.

Section 1.11. "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

Section 1.12. "Damages" shall mean any loss, claim, damage, liability, reasonable costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

Section 1.13. "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).

Section 1.14. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.15. "Floor" The "Floor Price" shall be defined as a) a fixed-price floor provided by the Company per each Drawdown Notice or b) as Seventy-Five (75%) of the closing VWAP over the preceding ten (10) trading days prior to the Drawdown Notice Date. The "Floor" can be waived at the discretion of the Company.

(a) The Company, in its sole and absolute discretion, may waive its right with respect to the Floor and allow the Investor to sell any shares below the Floor Price. In the event that the Company does not waive its right with respect to the Floor, the Investor shall immediately cease selling any shares within the Drawdown Notice if the price falls below the Floor Price.

Section 1.16. "Material Adverse Effect" shall mean any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in any material respect.

Section 1.17. "Market Price" shall mean the lowest closing Bid Price of the Common Stock during the Pricing Period.

Section 1.18. "Maximum Advance Amount" shall not exceed Five Hundred Thousand Dollars ($500,000) or two hundred (200%) percent of the average daily volume based on the trailing ten (10) days preceding the Drawdown Notice date whichever is of a larger value.

Section 1.19.  "FINRA" shall mean the Financial Industry Regulatory Authority

Section 1.20. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.21. "Pricing Period" shall mean the five (5) consecutive Trading Days after the Drawdown Notice Date.

Section 1.22. "Principal Market" shall mean the Nasdaq National Market, the Nasdaq Capital Market, the American Stock Exchange, the OTC Bulletin Board, OTC Pink Sheets or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.23. "Purchase Price" shall be set at Ninety-Seven (97%) percent of the lowest closing bid price of the common stock during the Pricing Period.

Section 1.24. "Registrable Securities" shall mean the shares of Common Stock, to be issued hereunder (i) in respect of which the Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") or (iii) which have not been otherwise transferred to a holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

Section 1.25. "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof, regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor.

Section 1.26. "Registration Statement" shall mean a registration statement on Form S-1 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.27. "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

Section 1.28. "SEC" shall mean the United States Securities and Exchange Commission.

Section 1.29. "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

Section 1.30. "SEC Documents" shall mean Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at least twelve (12) months immediately preceding the date hereof or the Advance Date, as the case may be, until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

Section 1.31. "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

                                 ARTICLE II
                                 ADVANCES

Section 2.1.  Advances.

(a) Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and, except for conditions outside of the Investor's control, the Investor shall be obligated to purchase from the Company, shares of the Company's Common Stock by the delivery, in the Company's sole discretion, of Drawdown Notices. The number of shares of Common Stock that the Investor shall purchase pursuant to each Advance shall be determined by dividing the amount of the Advance by the Purchase Price. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The aggregate maximum amount of all Advances that the Investor shall be obligated to make under this Agreement shall not exceed the Commitment Amount. The Company, at its sole and exclusive option, may issue some amount of shares of Common Stock to the Investor, not to exceed the aggregate maximum, ahead of delivering a Drawdown Notice via their Transfer Agent. By doing so, the Company has reasonably fulfilled its obligations upon closing, outlined in Sections 2.3 and 2.4.

(b) The Investor shall immediately cease selling any shares within the Drawdown Notice if the price falls below the Floor Price. The Company, in its sole and absolute discretion, may waive its right with respect to the Floor and allow the Investor to sell any shares below the Floor Price. Only when the closing bid price of the stock is above the Floor Price (the price at the time when the Investor must immediately cease selling shares) may the Investor reinitiate selling of any shares without such waiver from the Company required under this subsection.

Section 2.2.  Mechanics.

              Drawdown Notice. At any time during the Commitment Period, the Company may request the Investor to purchase shares of Common Stock by delivering a Drawdown Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the amount for each Advance as designated by the Company in the applicable Drawdown Notice shall not be more than the Maximum Advance Amount and the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount. The Company acknowledges that the Investor may sell shares of the Company's Common Stock corresponding with a particular Drawdown Notice after the Drawdown Notice is received by the Investor. There shall be a minimum of five (5) Trading Days between each Drawdown Notice Date.

              Date of Delivery of Drawdown Notice. A Drawdown Notice shall be deemed delivered on: (i) the Trading Day it is received by email to louposner@auctusfund.com. If such notice is received prior to 5:00 pm Eastern Time; or (ii) the immediately succeeding Trading Day if Drawdown Notice is received by facsimile or otherwise after 5:00 pm Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Drawdown Notice may be deemed delivered on a day that is not a Trading Day or if positive receipt is not acknowledged by Auctus.

Section 2.3. Closings. On each Advance Date (i) the Company shall deliver to the Investor such number of shares of the Common Stock registered in the name of the Investor as shall equal (x) the amount of the Advance specified in such Drawdown Notice pursuant to Section 2.1 herein, divided by (y) the Purchase Price and (ii) upon receipt of such shares, the Investor shall deliver to the Company the amount of the Advance specified in the Drawdown Notice by wire transfer of immediately available funds. In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. To the extent the Company has not paid the fees, expenses, and disbursements of the Investor in accordance with Section 12.4, the amount of such fees, expenses, and disbursements may be deducted by the Investor (and shall be paid to the relevant party) directly out of the proceeds of the Advance with no reduction in the amount of shares of the Company's Common Stock to be delivered on such Advance Date.
(a)  Company's Obligations Upon Closing.

(i) The Company shall use all reasonable efforts to become DTC eligible within a reasonable time of the date of this Agreement. Upon approval of DTC eligibility, the Company shall deliver to the Investor, through the use of a Deposit/Withdrawal as Custodian from a Deposit Trust Company method or commonly referred to as "DWAC/DTC" of the Investor's choosing, the shares of Common Stock applicable to the Advance in accordance with Section 2.3. The certificates evidencing such shares shall be free of restrictive legends. Upon receipt, Investor will perform a wire transfer on the same business day provided that the shares have been received in sufficient time to perform such transfer. In the event that the Investor is no longer able, due to time constraints beyond his control, to perform a wire on the day of receipt, the wire will be promptly executed the following business day.

(ii) The Company's Registration Statement with respect to the resale of the shares of Common Stock delivered in connection with the Advance shall have been declared effective by the SEC;

(iii) The Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities, or shall have the availability of exemptions therefrom. The sale and issuance of the Registrable Securities shall be legally permitted by all laws and regulations to which the Company is subject;

(iv) The Company shall file with the SEC in a timely manner all reports, notices and other documents required of a "reporting company" under the Exchange Act and applicable Commission regulations;

(v) The fees as set forth in Section 12.4 below shall have been paid or can be withheld as provided in Section 2.3; and

(vi)             The Company's transfer agent shall be DWAC eligible.

(b)              Investor's Obligations Upon Closing.                Upon
receipt of the shares referenced in Section 2.3(a)(i) above and provided the Company is in compliance with its obligations in Section 2.3, the Investor shall deliver to the Company the amount of the Advance specified in the Drawdown Notice by wire transfer of immediately available funds on the Advance Date provided that the shares have been received in sufficient time to perform such transfer.

Section 2.4. Hardship. In the event the Investor sells shares of the Company's Common Stock after receipt of an Drawdown Notice and the Company fails to perform its obligations as mandated in Section 2.3, and specifically if the Company fails to instruct its transfer agent to deliver to the Investor on the Advance Date the appropriate number of shares of Common Stock corresponding to the applicable Advance pursuant to Section 2.3(a)(i), the Company acknowledges that the Investor shall suffer financial hardship and therefore shall be liable for any and all losses, commissions, fees, interest, legal fees or any other financial hardship caused to the Investor.The Company understands that a delay in the delivery of the securities in the form required pursuant to this registration statement beyond the Closing could result in economic loss to the Investor. After the Effective Date, as compensation to the Investor for late issuance of such shares (delivery of securities after the applicable closing), the Company agrees to make payments to the Investor in accordance with the schedule below where the number of days overdue is defined as the number of business days beyond the close with amount due being cumulative.

If the Company fails to initiate the instructions with its transfer agent, to issue shares to the Investor, pursuant to Section 2.4, the Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the right of the Investor to pursue damages for the Company's failure to comply with the issuance and delivery of securities to the Investor.

Payments for Each Number of Days       For each $10,000 Worth of Common Stock
--------------------------------       --------------------------------------

             1                                      $100
             2                                      $200
             3                                      $300
             4                                      $400
             5                                      $500
             6                                      $600
             7                                      $700
             8                                      $800
             9                                      $900
            10                                      $1000
            Over 10                  $1000 + $200 for each Business
                                     Day beyond the tenth day

Section 2.5. Test Drawdown. When the Company's Registration Statement with respect to the resale of the shares of Common Stock delivered in connection with the Advance shall have been declared effective by the SEC, the Company will request a "Test Drawdown". The purpose of the test is to ensure the Company can deliver the stock via DWAC/DTC to the Investor from their designed transfer agent in a timely manner to avoid any Hardship penalties or fees. The "Test Drawdown" will consist of a delivery of 300,000 shares (based on $100,000 of stock at current market prices) of registered stock from the Company to the Investor via the Transfer Agent. Once received, the Investor will initiate the "Test Drawdown".

                                 ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance
Date:

Section 3.1. Organization and Authorization. The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments (including, without limitations, the Registration Rights Agreement), on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.1.1. Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

Section 3.2. No Legal Advice From the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3. Investment Purpose. The securities are being purchased by the Investor for its own account, and for investment purposes. The Investor agrees not to assign or in any way transfer the Investor's rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor's securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

Section 3.4. Accredited Investor. The Investor is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

Section 3.5. Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

Section 3.6. Receipt of Documents. The Investor and its counsel have received and read in their entirety: (i) this Agreement and the Exhibits annexed hereto; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

Section 3.7. Registration Rights Agreement. The parties have entered into the Registration Rights Agreement dated the date hereof.

Section 3.8. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.

Section 3.9. Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any "Affiliate" of the Company (as that term is defined in Rule 405 of the Securities Act).

Section 3.10. Trading Activities. The Investor's trading activities with respect to the Company's Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company's Common Stock is listed or traded and Investor will comply with any requests that the SEC makes in connection with the Filing of the Registration Agreement to ensure such compliance. Neither the Investor nor its affiliates has an open short position in the Common Stock of the Company, the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock, provided that the Company acknowledges and agrees that upon receipt of an Drawdown Notice the Investor has the right to sell the shares to be issued to the Investor pursuant to the Drawdown Notice during the applicable Pricing Period.

Section 3.11. No Registration as a Dealer. The Investor is not and will not be required to be registered as a "dealer" under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

Section 3.12. Good Standing. The Investor is a limited liability company, duly organized, validly existing and in good standing under the laws of its state of formation and any jurisdiction in which it is conducting business.

                                ARTICLE IV.
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents (as defined herein), the Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as of the date hereof:

Section 4.1. Organization and Qualification. The Company is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

Section 4.2.  Authorization, Enforcement, Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Placement Agent Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Placement Agent Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Registration Rights Agreement, the Placement Agent Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement, the Placement Agent Agreement and assuming the execution and delivery thereof and acceptance by the Investor and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

Section 4.2.1. Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock $0.001 par value per share of which approximately 60,288,707 shares of Common Stock are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements other than on Form S-1and (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. This section shall not prevent the Company, after the date hereof, from obtaining other funding or other means of financing.

The Company has furnished to the Investor via the SEC's live EDGAR filing service true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and via conference call the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

Section 4.3. No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any fact or circumstance which might give rise to any of the foregoing.

Section 4.4. SEC Documents; Financial Statements. As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements
of the 1934 Act.   As of their respective dates, to the Company's knowledge,
the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included written in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.5. No Default. Except as disclosed in Exhibit 4.7, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Certificate of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect on the Company's business or financial condition.

Section 4.6.  Absence of Events of Default.  Except for matters described in
Exhibit 4.8 and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect on the Company's business, properties, prospects, financial condition or results of operations.

Section 4.7. Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective
businesses as now conducted.   The Company and its subsidiaries do not have any
knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.8. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

Section 4.9. Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.10. Title. Except as set forth in Exhibit 4.10, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.11. Insurance. Except as set forth in Exhibit 4.11, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

Section 4.12. Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.13. Internal Accounting Controls. Except as disclosed in the SEC documents, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Representation by the company relating to internal controls will be made at such time the registration filing has been approved.

Section 4.14.  No Material Adverse Breaches, etc.  Except as set forth in
Exhibit 4.16, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

Section 4.15. Absence of Litigation. Except as set forth in Exhibit 4.17, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a Material Adverse Effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

Section 4.16. Subsidiaries. Except as disclosed in Exhibit 4.18, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.17. Tax Status. Except as disclosed in Exhibit 4.19, the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.18. Certain Transactions. Except as set forth in Exhibit 4.20 none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.19. Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.20. Use of Proceeds. The Company shall use the net proceeds from this offering for general corporate purposes, including, without limitation, the payment of loans incurred by the Company. However, in no event shall the Company use the net proceeds from this offering for the payment (or loan to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of the Company, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to the Company, or the Company has indemnified such person from liability.

Section 4.21. Further Representation and Warranties of the Company. For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will maintain the listing of its Common Stock on the Principal Market.

Section 4.22. Opinion of Counsel. Investor shall receive an opinion letter from counsel to the Company on the date hereof. The Company will obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to sell the securities issuable hereunder without restriction.

Section 4.23. Dilution. The Company is aware and acknowledges that issuance of shares of the Company's Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

                                 ARTICLE V.
                              INDEMNIFICATION

The Investor and the Company represent to the other the following with respect to itself:

Section 5.1.  Indemnification.

       (a) In consideration of the Investor's execution and delivery of this Agreement, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Investor Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

        (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Investor's other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement, the Registration Rights Agreement, or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on misrepresentations or due to a breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(c) The obligations of the parties to indemnify or make contribution under this Section 5.1 shall survive termination.

                                   ARTICLE VI.
                            COVENANTS OF THE COMPANY

Section 6.1. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

Section 6.2. Listing of Common Stock. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market.

Section 6.3. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

Section 6.4. Transfer Agent Instructions. Upon effectiveness of the Registration Statement the Company shall deliver instructions to its transfer agent to issue shares of Common Stock to the Investor free of restrictive legends on or before each Advance Date.

Section 6.5. Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.6. Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will immediately notify the Investor as soon as practible, upon its becoming aware of the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Drawdown Notice during the continuation of any of the foregoing events.

Section 6.7. Restriction on Sale of Capital Stock. During the Commitment Period, the Company shall not issue any new shares from its Treasury during the period of 10-days before a Drawdown or 20-days following a Drawdown, referred to as the Drawdown Phase within the Commitment Period. At any time outside the Drawdown Phase, the company can issue additional shares, preferred or common, registered or unregistered to make acquisitions, pay employees, pay consultants or for any other reasons deemed in the best interests of the Company by its management.

Section 6.8. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement prior to the closing date of any merger.

Section 6.9. Issuance of the Company's Common Stock. The sale of the shares of Common Stock shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.

Section 6.10. Review of Public Disclosures. All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q and 10-QSB, 10-K and 10K-SB, 8-K, etc) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company's attorneys and, if containing financial information, the Company's independent certified public accountants.

Section 6.11.   Market Activities.   The Company will not, directly or
indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock, this does not include any ordinary shareholder information dissemination, such as, signed IR contracts, press releases, paid product advertising, or paid marketing to advertise the Company's proprietary applications that may have an indirect effect on the price of the Company's
Common Stock   or (ii) the Company shall not engage in the sale of the
Company's stock in the open trading market, this does not preclude the Company from issuing stock for acquisitions, to pay employees, to pay consultants or for any other reasons deemed in the best interests of the Company by its management, pursuant to Section 6.7.

                                 ARTICLE VII.
                CONDITIONS FOR ADVANCE AND CONDITIONS TO CLOSING

Section 7.1. Conditions Precedent to the Obligations of the Company. The obligation hereunder of the Company to issue and sell the shares of Common Stock to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

      (a)        Accuracy of the Investor's Representations and Warranties.
The representations and warranties of the Investor shall be true and correct in all material respects.

      (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

Section 7.2. Conditions Precedent to the Right of the Company to Deliver an Drawdown Notice. The right of the Company to deliver an Drawdown Notice is subject to the fulfillment by the Company, on such Drawdown Notice (a "Condition Satisfaction Date"), of each of the following conditions:

          (a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first Drawdown Notice Date.

       (b) Authority. The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the Registration Rights Agreement for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

      (c )         Fundamental Changes. There shall not exist any fundamental changes to the information set forth in the Registration Statement, which would require the Company to file a post-effective amendment to the Registration Statement.

      (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

      (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

      (f) No Suspension of Trading in or Delisting of Common Stock. The trading of the Common Stock is not suspended by the SEC or the Principal Market (if the Common Stock is traded on a Principal Market). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market (if the Common Stock is traded on a Principal Market). The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market (if the Common Stock is traded on a Principal Market).

      (g) Maximum Advance Amount. The amount of an Advance requested by the Company shall not exceed the Maximum Advance Amount. In addition, in no event shall the number of shares issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates to exceed four and 99/100 percent (4.99%) of the then outstanding Common Stock of the Company. For the purposes of this section beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

      (h) No Knowledge. The Company has no knowledge of any event which would be more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective.

      (i) Executed Drawdown Notice. The Investor shall have received the Drawdown Notice executed by an officer of the Company and the representations contained in such Drawdown Notice shall be true and correct as of each Condition Satisfaction Date.

                               ARTICLE VIII.
       DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

Section 8.1.  Non-Disclosure of Non-Public Information.

       (a) The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review.

       (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE XI.
                          CHOICE OF LAW/JURISDICTION

Section 9.1. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Boston, MA. for the adjudication of any civil action asserted pursuant to this paragraph.
                                    ARTICLE X.
                             ASSIGNMENT; TERMINATION

Section 10.1. Assignment. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person.

Section 10.2.  Termination.

        (a) The obligations of the Investor to make Advances under Article II hereof shall terminate thirty-six (36) months after the Effective Date.

        (b) The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty (50) Trading Days, other than due to the acts of the Investor, during the Commitment Period, or (ii) the Company shall at any time fail materially to comply with the requirements of
Article VI and such failure is not cured within thirty (30) days after receipt of written notice from the Investor, provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

                                    ARTICLE XI.
                                     NOTICES

a. Section 11.1. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:     Monster Offers
                           PO Box 1092
                           4056 Valle Del Sol
                           Bonsall, CA, 92003
                           Telephone: (760) 208-4905
                           Facsimile: (619) 374-2811

With a copy to:            The Law Offices of Thomas C. Cook, Ltd.
                           500 N. Rainbow, Suite 300
                           Las Vegas, NV, 89107
                           Telephone: (702) 952-8519

If to the Investor, to:    Auctus Private Equity Fund, LLC
                           One Beacon Street, 34th Floor
                           Boston, MA  02108
                           Attention: Lou Posner
                           Telephone: 617-532-6408
                           Facsimile:  617-532-6402

With a copy to:

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                                  ARTICLE XII.
                                 MISCELLANEOUS

Section 12.1. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.

Section 12.2. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 12.3. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.4. Fees and Expenses. The Company hereby agrees to pay the following fees:

       (a) Fees. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

       (b) Origination Fee. The Company is obligated to pay the Investor a non-refundable origination fee equal to TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500) which will be paid immediately upon execution of the Drawdown Equity Financing Facility term sheet and FIVE THOUSAND DOLLARS ($5,000) in cash which will be taken out of the proceeds of the first Drawdown.

Section 12.5. Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.

IN WITNESS WHEREOF, the parties hereto have caused this Drawdown Equity Financing Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                 Company

                                 Monster Offers

                                 By: /s/ Paul R. Gain
                                 --------------------
                                 Name: Paul R. Gain
                                   Title:  CEO

                                 Investor

                                 AUCTUS PRIVATE EQUITY FUND, LLC

                                 By:  /s/ Lou Posner
                                 --------------------
                                 Name: Lou Posner
                                 Title: Managing Director

                                    EXHIBIT A
                                DRAWDOWN NOTICE
                                 MONSTER OFFERS

The undersigned, _______________________ hereby certifies, with respect to the sale of shares of Common Stock of Monster Offers (the "Company") issuable in connection with this Drawdown Notice, delivered pursuant to the Drawdown Equity Financing Agreement (the "Agreement"), as follows:

1.   The undersigned is the duly elected ______________ of the Company.


2. There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post effective amendment to the Registration Statement.

3. The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in the Agreement on or prior to the Drawdown Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date. All conditions to the delivery of this Drawdown Notice are satisfied as of the date hereof.

4. The undersigned hereby represents, warrants and covenants that it has made all filings ("SEC Filings") required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934, which include Forms 10-Q or 10-QSB, 10-K or 10-KSB, 8-K, etc.). All SEC Filings and other public disclosures made by the Company, including, without limitation, all press releases, analysts meetings and calls, etc. (collectively, the "Public Disclosures"), have been reviewed and approved for release by the Company's attorneys and, if containing financial information, the Company's independent certified public accountants. None of the Company's Public Disclosures contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.  The Advance requested is _____________________.


The undersigned has executed this Certificate this ____ day of


------------------------
MONSTER OFFERS

By:


-----------------------
Name: Paul R. Gain
Title: CEO